UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2007

Auriga Laboratories, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-26013	84-1334687
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2029 Century Park E, Suite 1130, Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 461-3600

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

Termination of Agreement with River’s Edge Pharmaceuticals LLC

On July 17, 2007, Auriga Laboratories, Inc., a Delaware corporation (the “Company”) terminated its agreement with River’s Edge Pharmaceuticals LLC (“River’s Edge”).

As disclosed in the Company’s Form 8-k filed on October 23, 2006, on October 18, 2006, Auriga Laboratories, Inc. (the “Company”) and River’s Edge entered into that certain Agreement For Authorized Generic and Acquisition of Dermatology Products (the “Distribution Agreement”). The Distribution Agreement provided that River’s Edge would market and distribute authorized generic equivalents of certain branded pharmaceutical products manufactured and distributed by the Company (the “Authorized Generics”), and receive a percentage of the net sales of Authorized Generics. River’s Edge had obligations under the Distribution Agreement with respect to the development of certain single source dermatology pharmaceutical formulations (the “DERM Product(s)”). The Company retained ownership of the intellectual property related to the DERM products.

The Company terminated the Distribution Agreement because River’s Edge failed to perform its obligations under the Distribution Agreement. As a result of the termination, River’s Edge will cease marketing the Authorized Generics.

Termination of Agreement with Pharmelle LLC

On July 17, 2007, The Company terminated its agreement with Pharmelle LLC (“Pharmelle”).

As disclosed in the Company’s Form 8-k filed on October 26, 2006, on October 20, 2006, the Company and Pharmelle entered into that certain Co-Promotion Agreement (the “Co-Promote Agreement”). The Co-Promote Agreement provided for the exclusive appointment of Pharmelle in the United States as the co-promotor and marketer of the Company’s AQUORAL xerostomia (dry mouth) product (the “Product”). The Product was to be marketed by Pharmelle and its sales force to doctors who treat conditions of the urogenital systems (“Specialists”).  For its promotion and marketing services, the Co-Promote Agreement provided that Pharmelle would receive, for each quarter occurring while the Agreement was in effect, a percentage of net sales made during such quarterly period.

The Company terminated the Co-Promote Agreement because Pharmelle failed to perform its obligations under the Co-Promote Agreement. As a result of the termination, Pharmelle will cease promoting the Products and the Company will have no further obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Auriga Laboratories, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2007

AURIGA LABORATORIES, INC.

By: /s/ Charles R. Bearchell
Charles R. Bearchell
Chief Financial Officer